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                                   EXHIBIT 21

                    SUBSIDIARIES OF MARTIN INDUSTRIES, INC.


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
                                                                                          Jurisdiction of
       Name of Corporation                          Ownership                              Incorporation
--------------------------------    ----------------------------------------------        ----------------
1166081 Ontario Inc. ("1166081")    100% by Martin Industries, Inc. ("Registrant")        Ontario, Canada
Hunter Technology Inc. ("HEAT")     100% by 1166081                                       Ontario, Canada

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